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          NUMBER         INCORPORATED UNDER THE LAWS OF           SHARES

                                  THE STATE OF
                                    DELAWARE
                                [insert graphic]

                  ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                20,000,000 SHARES COMMON STOCK, PAR VALUE $0.01



THIS CERTIFIES THAT ___________________________________________ is the owner of
____________________________________________________________________ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ________________________________ 20___

_________________________ _____________________________ _______________________
      TREASURER/SECRETARY                                             PRESIDENT


[SEAL]